UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2008

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A
125124 Moscow, Russia

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 –        Entry into a Material Definitive Agreement.

On March 10, 2008, ZAO “Set Televissionnykh Stantsiy” (Closed Joint Stock Company “Network of Television Stations”) (“CTC Network”), a wholly owned Russian subsidiary of CTC Media, Inc. (“CTC Media”), entered into a definitive Purchase Agreement (the “Purchase Agreement”) with MTG Broadcasting AB, a Swedish limited liability company (the “Seller”), and Modern Times Group MTG AB, a Swedish limited liability company and the ultimate parent company of the Seller (“MTG”). On April 16, 2008, CTC Network, the Seller and MTG entered into Amendment No. 1 to the Purchase Agreement (the “Amendment”).

Pursuant to the Purchase Agreement, as amended, CTC Network agreed to acquire, directly or indirectly, 100% of the ordinary registered shares of ZAO “TV Darial”, a Russian closed joint stock company (“TV Darial”). TV Darial operates the Russian television network DTV. The total consideration is $395 million, subject to defined balance sheet adjustments (the “Purchase Price”).

Pursuant to the Amendment, the parties have agreed that CTC Network would (i) pay $190 million in cash immediately following closing and (ii) issue a promissory note (the “Note”) to the Seller at closing for the balance of the Purchase Price. The Note is payable on the earlier of (i) five days following receipt of the commercial debt financing referred to below and (ii) 90 days following closing. The principal amount of the Note will incur interest at an annual rate of 5.25875% until June 30, 2008, and 7.25875% from July 1, 2008 until paid in full. CTC Media anticipates that it will repay the principal and accrued interest on the Note out of the proceeds of commercial debt financing with a third-party lender. CTC Media has agreed to guaranty CTC Network’s obligations under the Note.

Pursuant to the Amendment, the parties have agreed, among other things, that the receipt by CTC Network of commercial debt financing, the prior approval of the transaction by the Russian anti-monopoly authorities, and the delivery of certain financial statements by the Seller would no longer be conditions to closing. The parties also agreed that, following closing, the Seller and MTG would cooperate with CTC Network in the preparation of certain financial statements of the DTV group, and that the parties would cooperate to obtain Russian anti-monopoly approval.

In conjunction with the Amendment, CTC Media also entered into Amendment No. 1 to the Guaranty Agreement dated as of March 10, 2008, pursuant to which CTC Media agreed to guaranty the obligations of CTC Network under the Amendment and the Note.

MTG, through its subsidiary MTG Russia AB, is the beneficial holder of approximately 39.5% of the outstanding shares of capital stock of CTC Media. Three members of the board of directors of CTC Media, Hans-Holger Albrecht (one of the Co-Chairman), Maria Brunell Livfors and Kaj Gradevik, were nominated to the board of directors by MTG. Such directors recused themselves from those portions of CTC Media board meetings where consideration and approval of the transactions contemplated by the Purchase Agreement, the Guaranty and the amendments thereto took place.

The Amendment and Amendment No. 1 to the Guaranty Agreement have been filed as exhibits to this Form 8-K to provide information regarding the terms of the agreements and are not intended to modify or supplement any factual disclosures about CTC Media in CTC Media’s public reports filed with the SEC. In particular, the Purchase Agreement and the Guaranty, each as amended, are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to CTC Media, TV Darial or MTG. The representations and warranties contained in the Purchase Agreement and the Guaranty, each as amended, may be subject to a contractual standard of materiality different from those generally applicable to stockholders. In addition, the parties exchanged disclosure schedules in connection with signing the Purchase Agreement, which contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, because (i) they were only made as of the date of the Purchase Agreement or another specified date, (ii) in some cases they are subject to a material adverse effect standard or other materiality and knowledge qualifiers and (iii) they are modified in important part by the underlying disclosure schedules.

The foregoing description of the Purchase Agreement and the Guaranty, each as amended, does not purport to be complete, and is qualified in its entirety by reference to such documents. A copy of the Amendment is filed as Exhibit 2.1 hereto, and a copy of Amendment No. 1 to the Guaranty is filed as Exhibit 2.2 hereto, each of which is incorporated herein by reference.

Item 2.01 –            Completion of Acquisition or Disposition of Assets

On April 16, 2008, CTC Network closed the DTV acquisition pursuant to the Purchase Agreement, as amended. The terms of the acquisition set forth under Item 1.01 above are hereby incorporated herein by reference.

Item 8.01 –            Other Events

On April 17, 2008, CTC Media issued a press release announcing the closing of the DTV acquisition. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01 –            Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

CTC Media intends to file the financial statements of the acquired business required by Item 9.01(a) by no later than the date 75 days following closing.

(b)           Pro Forma Financial Information.

CTC Media intends to file the pro forma financial information by Item 9.01(b) by no later than the date 75 days following closing.

(d)           Exhibits

2.1                                 Amendment No. 1 dated April 16, 2008, to the Purchase Agreement, dated as of March 10, 2008 by and among ZAO “Set Televissionnykh Stantsiy” (Closed Joint Stock Company “Network of Television Stations”), MTG Broadcasting AB, and Modern Times Group MTG AB.

2.2                                 Amendment No. 1 dated April 16, 2008, to the Guaranty Agreement, dated as of March 10, 2008 by and among CTC Media, Inc., MTG Broadcasting AB, and Modern Times Group MTG AB.

99.1                           Press Release of CTC Media, Inc. dated April 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: April 18, 2008	By:	/s/ Boris Podolsky
Name: Boris Podolsky
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Amendment No. 1 dated April 16, 2008, to the Purchase Agreement, dated as of March 10, 2008 by and among ZAO “Set Televissionnykh Stantsiy” (Closed Joint Stock Company “Network of Television Stations”), MTG Broadcasting AB, and Modern Times Group MTG AB.

2.2	Amendment No. 1 dated April 16, 2008, to the Guaranty Agreement, dated as of March 10, 2008 by and among CTC Media, Inc., MTG Broadcasting AB, and Modern Times Group MTG AB.

99.1	Press Release of CTC Media, Inc. dated April 17, 2008